UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

ENTREPRENEUR UNIVERSE BRIGHT GROUP

(Exact name of registrant as specified in our charter)

Nevada	000-56305	90-1734867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 907, Saigao City Plaza Building 2, No. 170, Weiyang Road, Xi’an, China
(Address of Principal Executive Offices)	(Zip Code)

+86-029-86100263

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.0001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On March 23, 2020, Entrepreneur Universe Bright Group (the “Company” or “we” or “us”) filed a Certificate of Amendment to the Nevada Secretary of State to change its name from REE International, Inc. to Entrepreneur Universe Bright Group (the “Name Change”).

On May 18, 2023, the Company’s Board of Directors approved the Amended and Restated By-laws (i) to reflect the Name Change, (ii) to update the fiscal year of the Company to December 31, and (iii) to provide the range of authorized number of directors from one (i) to not more than nine (9) directors as fixed from time to time by resolution of the Board. No other changes were made to our By-laws. A copy of the Amended and Restated By-laws reflecting the amendments is attached as Exhibit 3.1 hereto and incorporated by reference.

Item 9.01. Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-laws of Entrepreneur Universe Bright Group
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrepreneur Universe Bright Group

	By:	/s/ Guolin Tao
Guolin Tao Chief Executive Officer and Chief Financial Officer

Dated: May 22, 2023

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